PURCHASE AGREEMENT

         This PURCHASE AGREEMENT, is made and entered into this 15th day of February, 1995 by, between and among Right Management Consultants, Inc. a Pennsylvania corporation ("Buyer"), Worth Associates, Inc., d.b.a. Right Associates, a California Corporation ("Seller"), and Robert A. Fish ("Principal").

                                   BACKGROUND

         Seller is engaged in the business of selling and providing corporate outplacement consulting and career consulting for employees and related human resources consulting and services in Cupertino, California (the "Business") as an affiliate member of the Right Associates (Registered Trademark) Affiliate Network (the "Network") pursuant to an Affiliate Agreement with Buyer dated July 28, 1986, as amended by a related Evergreen Addendum dated March 24, 1992 and an Amendment Agreement dated June 8, 1992 and (collectively, the "Affiliate Agreement").

         Principal is the principal shareholder of Seller and owns a majority of the outstanding capital stock of Seller.

         Buyer desires to buy substantially all of the assets of Seller and Seller desires to sell such assets to Buyer pursuant to the terms and conditions hereof.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

         1.  Purchase and Sale of Assets.

             At the Closing (hereinafter defined), Seller shall sell, transfer and deliver to Buyer, by bill of sale, assignment or other instruments of transfer in form and substance satisfactory to Buyer, and Buyer shall purchase and accept from Seller, free and clear of all liens, claims, security interests and encumbrances whatsoever, the following property (collectively the "Assets"):

             (a) The Affiliate Agreement.

             (b) All of Seller's customers lists and files, including the right to service all of Seller's past and present customers and prospects, all engagements of Seller and contracts for consulting, counselling and outplacement services of candidates, including without limitation engagements for those candidates and contracts listed on Schedule 1(b) attached hereto and made a part hereof; and the right to fulfill all such contracts and engagements (collectively, the "Counselling Contracts").

             (c) All Employment and Non-Competition Agreements Seller has with employees, consultants and contractors of Seller, a list of which is attached hereto as Schedule 1(c).

             (d) All of Seller's materials and supplies.

             (e) All of Seller's prepaid expenses except as set forth in Section 1(k) hereof.

             (f) All of Seller's right, title and interest in and to all leases of all equipment and other personal property (the "Equipment Leases") and the lease of the premises (the "Premises "Lease" and together with the Equipment Leases, the "Leases") used by Seller in the conduct of the Business to which Seller is a party, which Leases are listed on Schedule 1(f) attached hereto and made a part hereof.

             (g) All of Seller's furniture, fixtures, and equipment (collectively, the "Equipment"), which Equipment is listed on Schedule 1(g) attached hereto and made a part hereof.

             (h) All of Seller's original books and records (other than financial and tax records).

             (i) All of Seller's permits and licenses to operate the business; all of Seller's right, title, and interest in and to the name "Right Associates" and such other trademarks and tradenames as Seller may have or use (collectively, the "Names"), which Names are listed on Schedule 1(i) attached hereto and made a part hereof; all advertising and yellow pages and telephone numbers; and all related goodwill.

             (j) All of Seller's sales and counseling materials.

             (k) All other tangible and intangible assets of Seller not otherwise described above but excluding Seller's cash, accounts receivable or any security deposit or pre-paid rent under the Premises Leases as of the Effective Date (hereinafter defined).

         2.  Excluded Assets.

         The Assets shall not include any of Seller's cash, accounts receivable as of the Effective Date ("Seller's Receivables"), the security deposit or pre-paid rent under the Premises Lease as of the Effective Date, or such other assets as are listed on Schedule 2 attached hereto and made a part hereof. The parties hereto acknowledge and agree that Seller shall have the right to collect Seller's Receivables on and after the Closing, subject to the provisions of Sections 3 and 4 hereof. For purposes of determining if payments received are on account of Seller's Receivables under this Agreement, if a payment received on or after the Closing is not otherwise identifiable as being on account of (or specifically not on account of) a specific candidate or project, then such payment shall first be considered received on account of Seller's Receivables to the extent thereof, and only payments received in excess thereof or thereafter shall be considered received on account of account receivables generated after the date of the Closing ("Buyer's Receivables").

         3.  Collection of Seller's Receivables.

         After the Closing:

             (a) If Buyer shall receive payments solely on account of Seller's Receivables, Buyer shall promptly (taking into account Buyer's normal accounting procedures) forward such payments directly to Seller.

             (b) If Buyer shall receive payments which are on account of both Seller's Receivables, and Buyer's Receivables, Buyer shall deposit such payments in its own account and promptly forward to Seller (taking into account Buyer's normal accounting procedures) that portion of such payments received in the prior calendar month which are on account of Seller's Receivables, along with an accounting of all such payments.

         4.  Collection of Buyer's Receivables.

         After the Closing:

             (a) If Seller shall receive payments solely on account of Buyer's Receivables, Seller shall promptly (taking into account Seller's normal accounting procedures) forward such payments directly to Buyer.

             (b) If Seller shall receive payments which are on account of both Buyer's Receivables and Seller's Receivables, Seller shall deposit such payments in its own account and promptly forward to Buyer (taking into account Seller's normal accounting procedures) that portion of such payments received in the prior calendar month which are on account of Buyer's Receivables, along with an accounting of all such payments.

         5.  Assumption/Non-Assumption of Liabilities.

             (a) Assumption of Certain Liabilities. At the Closing, Buyer shall assume: (i) the obligations arising after the Effective Date under the Leases,
(ii) the obligations arising after the Effective Date under the Counselling Contracts, and (iii) the obligations arising after the Effective Date under the contracts and agreements listed on Schedule 5(a) (collectively, the "Assumed Obligations").

             (b) Non-Assumption of All Other Liabilities. It is expressly acknowledged, understood and agreed by Seller that, except for the Assumed Obligations, Buyer has not assumed, undertaken, agreed to perform or accepted any responsibility for, and does not and will not, in any way, assume, undertake, agree to perform, or accept responsibility for, any debts, contracts, liabilities, or obligations or Seller of any kind, whether such debts, contracts, liabilities or obligations be absolute, known or unknown, liquidated or unliquidated, contingent or otherwise pending or threatened, or whether incurred before or after the Effective Date, including, without limitation, trade or other accounts payable, liabilities or obligations of Seller to its employees under any employee benefit plans of any kind, any liability for wage, income, sales or other tax or any other liabilities of any and every kind.

             (c) Closing Adjustments. At the Closing, (i) Buyer and Seller will prorate as of the Effective Date, utilities, real estate taxes, rents under the Leases, obligations/payments under the agreements listed on Schedule 5(a), payroll, and such other items of expense as may require proration, and add or deduct to the Cash Portion of the Purchase Price (hereinafter defined), as the case may be, such prorated amounts; (ii) Buyer will reimburse Seller for the amount of the security deposit under the Premises Lease as of the Closing Date (hereinafter defined); and (iii) Buyer will reimburse Seller for expenses incurred by the Business between the Effective Date and the Closing Date and actually paid by Seller, less revenues earned by the Business between the Effective Date and the Closing Date and actually collected by Seller.

         6.  Seller's Employees; Shareholders.

             (a) Employing Employees. All of Seller's employee's who are so employed by Seller on the Closing Date (the "Employees"), except Principal, shall be hired and employed by Buyer effective as of the Effective Date at their current levels of compensation (except for those employees who decline such employment with Buyer). The Employees shall retain their original employment date with Seller as their effective date of hire with Buyer for the purpose of determining vesting and qualification for benefits offered by Buyer. The Employees will be eligible for benefits available to other employees of Buyer at their respective levels, except with respect to commission, bonus or incentive plans. The Employees will remain on substantially identical salary, bonus, commission and expense reimbursement plan as they had as employees of Seller unless and until Principal and Buyer agree otherwise.

             (b) Employment of Principal. Principal shall be employed by Buyer on the Closing Date pursuant to the terms of an Employment Agreement in the form attached hereto as Exhibit 6(b) ("Principal's Employment Agreement").

             (c) Employee Restrictive Covenants. Each Employee may, at Buyer's discretion, be required to execute and deliver to Buyer, at or prior to the Closing, a standard Buyer Employee Non-

Solicitation/Non-disclosure Agreement in the form attached hereto as Exhibit 6(c) (the "Employee Restrictive Covenant"), in connection with and as a condition of such Employee's employment by Buyer. Buyer shall deliver to Seller no later than 10 days prior to the Closing Date a list of Employees from which Buyer shall require an Employee Restrictive Covenant, which list shall be attached hereto at the Closing as Schedule 6(c) and made a part hereof.

             (d) Shareholder Restrictive Covenants. In connection with and as an inducement to Buyer to entering into this Agreement and purchasing the Assets hereunder, each shareholder of Seller other than Principal shall be required to execute and deliver to Buyer at or prior to Closing, a Restrictive Covenant Agreement in the form attached hereto as Exhibit 6(d) (the "Employee-Shareholder Restrictive Covenant Agreement").

             (e) No Other Obligations. Except as set forth herein, Buyer assumes no liability or responsibility for any liabilities or obligations relating to the Employees for any wage, salary, bonus or commission plan, benefit plan, accrued but unused vacation, or any taxes associated therewith. At the Closing, Seller shall reimburse Buyer for any such amounts accrued or incurred by Seller, but not paid by Seller, prior to the Effective Date.

         7.  The Purchase Price.

             (a) Amount of the Purchase Price. The purchase price payable by Buyer to Seller for the Assets (the "Purchase Price") is (i) $2,700,000; (ii) minus all amounts owed by Seller to Buyer, including without limitation, all amounts so owed pursuant to the Affiliate Agreement, and plus all amounts owed by Buyer to Seller, including without limitation, all amounts so owed pursuant to the Affiliate Agreement; (iii) minus the WIP Adjustment as set forth in
Section 7(b) hereof; and (iv) plus the Profit Incentive as set forth in Section 7(c) hereof. (The Purchase Price excluding the Profit Incentive is hereinafter referred to as the "Cash Portion of the Purchase Price"). Nothing in this
Section 7(a) shall be interpreted as accelerating amounts owed under the Affiliate Agreement or under any agreement or arrangement between Seller and any affiliate or franchisee of Buyer; therefore, for example, royalties and counseling fees owed under the Affiliate Agreement only upon the event of certain collections shall continue to be owed only upon such collections and shall not be considered owed at the time of the Closing. Notwithstanding anything herein to the contrary, Principal hereby unconditionally and irrevocably guaranties the obligations of Seller under the Affiliate Agreement and under any agreement or arrangement between Seller and any affiliate or franchisee of Buyer that will not be satisfied at or prior to the Closing.

             (b) WIP Adjustment. The WIP Adjustment is the amount payable to Buyer by Seller as compensation to Buyer for performing services for candidates which still are in an outplacement consulting program under a Counselling Contract (excluding any group programs) as of the Effective Date. The WIP Adjustment is calculated by multiplying (A) the fees and expenses billed by or on behalf of Seller through the Effective Date under, pursuant to, or in connection with the Counselling Contracts (excluding billings for group programs) for candidates still in an outplacement consulting program as of the Effective Date, by (B) the percentage set forth in the following chart opposite the number of days prior to the Effective Date such candidates were in such outplacement program:

           Days Existing Candidates in
         Program Prior to Effective Date             WIP ADJUSTMENT
         -------------------------------             --------------
                     0-30 Days                             34%
                    31-60 Days                             18%
                    61-90 Days                             10%
                    91-120 Days                             6%
                   121-180 Days                             4%
                   over 180 days                            2%

             (c) Profit Incentive. The Profit Incentive is an amount to be determined based upon the operating income of the Business in each of the three fiscal years immediately following the Effective Date (each, a "Fiscal Year"). A portion of the Profit Incentive shall be calculated for and after each of the three Fiscal Years as follows:

                 (i) The portion of the Profit Incentive calculated for and after the one year period beginning on the Effective Date (the "First Fiscal Year") shall equal:

                     (1) 50% of the Business's Compensable Income (hereinafter defined) if the Business's Operating Income (hereinafter defined) is greater than $1,900,000; or

                     (2) 45% of the Business's Compensable Income if the Business's Operating Income is between $1,500,001 and $1,900,000; or

                     (3) 40% of the Business's Compensable Income if the Business's Operating Income is between $1,200,001 and $1,500,000; or

                     (4) 35% of the Business's Compensable Income if the Business's Operating Income is between $900,001 and $1,200,000; or

                     (5) 30% of the Business's Compensable Income if the Business's Operating Income is less than or equal to $900,000; provided however, if the Business's Operating Income for the First Fiscal year is less than 10% of the Business's Net Revenue (hereinafter defined) for the First Fiscal Year, the portion of the Profit Incentive related to the First Fiscal Year shall be equal to zero.

                 (ii) The portion of the Profit Incentive calculated for and after the one year period beginning immediately after the First Fiscal Year (the "Second Fiscal Year") shall equal:

                     (1) 50% of the Business's Compensable Income if the Business's Operating Income is greater than $2,000,000; or

                     (2) 45% of the Business's Compensable Income if the Business's Operating Income is between $1,600,001 and $2,000,000; or

                     (3) 40% of the Business's Compensable Income if the Business's Operating Income is between $1,300,001 and $1,600,000; or

                     (4) 35% of the Business's Compensable Income if the Business's Operating Income is between $1,000,001 and $1,300,000; or

                     (5) 30% of the Business's Compensable Income if the Business's Operating Income is less than or equal to $1,000,000; provided however, if the Business's Operating Income for the Second Fiscal year is less than 10% of the Business's Net Revenue for the Second Fiscal Year, the portion of the Profit Incentive related to the Second Fiscal Year shall be equal to zero.

                 (iii) The portion of the Profit Incentive calculated for and after the one year period beginning immediately after the Second Fiscal Year (the "Third Fiscal Year") shall equal:

                     (1) 50% of the Business's Compensable Income if the Business's Operating Income is greater than $2,100,000; or

                     (2) 45% of the Business's Compensable Income if the Business's Operating Income is between $1,700,001 and $2,100,000; or

                     (3) 40% of the Business's Compensable Income if the Business's Operating Income is between $1,400,001 and $1,700,000; or

                     (4) 35% of the Business's Compensable Income if the Business's Operating Income is between $1,100,001 and $1,400,000; or

                     (5) 30% of the Business's Compensable Income if the Business's Operating Income is less than or equal to $1,100,000; provided however, if the Business's Operating Income for the Third Fiscal year is less than 10% of the Business's Net Revenue for the Third Fiscal Year, the portion of the Profit Incentive related to the Third Fiscal Year shall be equal to zero.

                 (iv) Compensable Income means, with respect to any fiscal year, the Business's Operating Income for such fiscal year minus 10% of its Net Revenue for such fiscal year.

                 (v) Net Revenues means, with respect to any fiscal year, (A) the total amount of the Business's client billings on an accrual basis in accordance with generally accepted accounting principles, reduced by the amount of client billings allocated or paid to other Buyer-owned or Buyer- subsidiary owned offices, offices of Buyer's franchised affiliates or third party consultants or contractors pursuant to the Network policies regarding client billings allocations among offices in the Network (the "Policies"), plus (B) the amount allocated or paid by other Buyer-owned or Buyer-subsidiary owned offices or offices of Buyer's franchised affiliates to Buyer in respect of the Business in accordance with the Policies.

                 (vi) Operating Income means, with respect to any fiscal year, the Business's Net Revenues for such fiscal year less the direct costs attributable solely to the operation of the Business in such fiscal year (the "Costs"). The Costs include, in addition to other direct costs which are attributable solely to the operation of the Business shall include: (A) an allocation for insurance purchased by Buyer for its various operations and businesses which is directly related to the Business (allocated in accordance with the standard methodology used by Buyer for offices not subject to any profit incentive or earnout arrangement), (B) depreciation of physical assets of the Business acquired before or after the Closing (calculated in accordance with the standard methodology used by Buyer for offices not subject to any profit incentive or earnout arrangement), and (C) a direct charge for any capital expenditures for the Business in excess of any amounts budgeted or approved by Buyer for the Business (in lieu of amortization of such amounts).

                 The Costs also shall include a carrying charge at a rate of 1% per month for accounts receivable over 60 days; provided that if and when such an account receivable is deemed uncollectible by the Business and a charge for such account receivable is taken against income, the 1% carrying charge shall no longer be levied against it. The charge against income for such account receivable deemed uncollected shall be reversed if and when such account receivable is collected.

                 The Costs shall not include (A) the first $50,000 per year of Principal's salary and 20% of his fringe benefits costs (which shall be charged against Buyer's corporate accounts), (B) any allocations of overhead from other offices or from the corporate headquarters of Buyer, (C) royalty charges against the Business under the Affiliate Agreement, (D) payments due as part of the Profit Incentive, (E) charges for working capital (except with respect to past due accounts as described herein), (F) travel and related expenses for Principal or other Business employees for travel pertaining to Buyer corporate purposes (except Business staff training), or (G) any charge for Federal or California state income or franchise taxes on the Business's revenue or Buyer's corporate revenue, or (H) any amortization of intangible assets acquired at Closing (which consist of those assets listed in Sections 1(a), 1(b), 1(c), 1(e), 1(f), 1(h) and 1(i) hereof), or any incremental valuation adjustment subsequently made thereto.

             (d) Payment of Purchase Price. The Purchase Price shall be payable as follows:

                 (i) Buyer shall deliver to Seller at the Closing the Cash Portion of the Purchase Price by wire transfer of immediately available funds to an account designated by Seller.

                 (ii) Buyer shall deliver to Seller by check within 60 days after the end of the First Fiscal Year, the Second Fiscal Year and the Third Fiscal Year, the portion of the Profit Incentive, if any, for such Fiscal Year. In the event that payment of the portion of the Profit Incentive for a Fiscal Year is not made within 60 days after the end of such Fiscal Year, the amount of such payment shall accrue interest at the rate of 1% per month, prorated for each day that such payment is late.

             (e) Access to Financial Information. Seller and Principal shall each have the right, on an on-going basis during the three Fiscal Years and once during the one year period after the end of the Third Fiscal Year, to examine, or have a duly authorized representative examine, the books of account and records of Buyer relating to the costs and cost allocations that comprise the Costs, and the Net Revenues (but only those books and records relating to the Costs and the Net Revenues). Such financial information generally will be accessible to Seller and Principal through on-line computer linkage between the Business's office and Buyer's headquarters, and may be subject to correction, if necessary, based upon discussions between the Business's office and Buyer's headquarters. To the extent such information is not accessible through on-line linkage, or if Principal's employment with Buyer pursuant to Principal's Employment Agreement has been terminated for any reason whatsoever, Seller and Principal each shall have access to such financial information during regular business hours and upon prior reasonable notice. During such an examination, the examining party, or its duly authorized representative shall have free and full access to such books and records, for the purpose of conducting the examination and for the purpose of making copies thereof and extracts therefrom.

             (f) Allocation of Purchase Price. The Purchase Price shall be allocated as follows:

                 (i) All physical, tangible Assets, including the Equipment, materials and supplies, and all Leases shall be valued at their book value as carried on Seller's books as of the Effective Date.

                 (ii) The remainder of the Purchase Price shall be allocated to the customer and contact list, Counselling Contracts, covenants not to compete described in Section 1(c), other intangibles and the goodwill, with $100,000 being specifically allocated to all the covenants not to compete and restrictive covenants referenced in this Agreement and the $12,500 being specifically allocated to the Affiliate Agreement. Notwithstanding the foregoing, Seller and Principal acknowledge and agree that $100,000 is not the limit or extent of the dollar value of damages that could be incurred by Buyer in the event of a violation or breach, by Seller, Principal or any other party, of any of the covenants not to compete or restrictive covenants referenced or contained in this Agreement.

             (g) Matters Related to Principal's Employment. Pursuant and subject to the terms of an Employment Agreement between Buyer and Principal of even date herewith (the "Employment Agreement"), Principal has been given full responsibility for the overall operations of the Business. Buyer acknowledges that such responsibility for Principal is a material inducement for Seller to believe that it may receive substantial Profit Incentive under this Agreement and for Seller and Principal to enter into this Agreement.

         8.  Restrictive Covenants.

             In order to induce Buyer to execute this Agreement and purchase the Assets hereunder for the purpose of operating the Business, Seller and Principal each hereby covenant and agree as follows:

                 (a) Non-Competition. Seller and Principal each hereby covenant and agree that for a period of 4 years following the Effective Date, they, individually and collectively, shall not, directly or indirectly, either for their own account or as a partner or joint venturer, or as an agent for any person or entity other than Buyer, or as a shareholder (other than as the holder of 5% or less of an exchange listed stock), owner or otherwise, anywhere within the Territory (hereinafter defined): (i) engage in the business of selling or providing corporate outplacement consulting services; (ii) engage in any corporate outplacement consulting and career consulting for employees, provide any related human resources services and products or engage in any business in competition with any business carried on by Seller immediately preceding the Effective Date; or (iii) solicit or induce any employee of Buyer to terminate such employee's employment with Buyer.

                 (b) Territory. For the purposes of this Agreement, Territory shall mean the Territory assigned to Seller under the Affiliate Agreement which is listed on Schedule 8(b) hereto.

                 (c) Non-Solicitation. Seller and Principal each hereby covenant and agree that for a period of 4 years following the Effective Date, they, individually and collectively, shall not, directly or indirectly, either for their own account or as a partner or joint venturer, or as an agent for any person or entity other than Buyer, or as a shareholder (other than as the holder of 5% or less of an exchange listed stock), owner or otherwise, solicit, attempt to solicit or cause to be solicited any party who is, as of the Effective Date a client of Seller or who was actively solicited by Seller, its agents, representatives, affiliates or employees within 6 months prior to the Effective Date, including without limitation, the entities listed on Schedule 8(c) hereto.

                 (d) Non-Disclosure. Seller and Principal each hereby covenant and agree that at all times after the Effective Date, they shall not, individually or collectively, use for their benefit or disclose, communicate or divulge to, or use for the direct or indirect benefit of any person, firm, association or company other than Buyer, any confidential information regarding the business methods, business policies, procedures, techniques, research or development projects or results, or other processes or knowledge not in the public domain, used or developed by Buyer or Seller in or for the Business or any names or the addresses of any customers or clients of the Business or any data on or relating to past, present or prospective customers or clients or any other confidential information relating to or dealing with the business operations or activities of the Business or the Network. Nothing in this Section 8(d), shall be interpreted as prohibiting Seller or Principal from working or speaking on matters relating to the corporate outplacement industry generally except as may be expressly prohibited by the terms of this Agreement, including this Section 8(d), or other agreements by which Seller or Principal are bound.

                 (e) Remedies. Seller and Principal each hereby acknowledges that the restrictions contained in this Section 8 in view of the nature of the Business engaged and the transactions taking place under this Agreement, are reasonable and necessary in order to protect the legitimate interests of Buyer, and that any violation thereof would result in irreparable injuries to Buyer. Seller and Principal each therefore acknowledges that, in the event of a violation of any of these restrictions, Buyer shall be entitled to obtain from any court of competent jurisdiction emergency, preliminary and permanent injunctive relief from the person violating such restrictions as well as damages and an equitable accounting of all earnings, profits and other benefits from such person arising from such violation, which rights will be cumulative and in addition to any other rights or remedies to which Buyer may be entitled from such person.

                 (f) Enforceable. If for any reason, and to the extent, any paragraph or portion of a paragraph from this Section 8 shall be held by a court to be invalid or unenforceable, it is agreed that the same shall not affect any other paragraph or portion hereof, but the remaining covenants and restrictions or portions hereof shall remain in full force and effect; and that if such invalidity or enforceability is due to the unreasonableness of the time or geographical area covered by the said covenants and restrictions, said covenants and restrictions of this Agreement shall nevertheless be effective for such period of time and for such area as may be determined to be reasonable by a court of competent jurisdiction.

                 (g) Non-Responsibility. Seller and Principal shall not be deemed to have breached any covenant or agreement in this Section 8 on account of any action or omission of any employee or shareholder of Seller on his or her own behalf or on behalf of or for the benefit of any person or entity other than Seller or Principal.

         9.  Closing; Effective Date.

             The closing under this Agreement (the "Closing") will take place on February 15, 1995 (the "Closing Date") at the offices of Gray Cary Ware & Freidenrich, counsel to Seller, or at such other time or place as the parties shall mutually agree. Unless otherwise specified herein, the date as of which the transactions provided for herein shall be deemed effective (the "Effective Date") is January 1, 1995.

         10. Representations and Warranties of Seller and Principal.

             Seller and Principal hereby jointly and severally, and unconditionally, represent and warrant to Buyer that:

                 (a) Corporate Organization; Authority. Seller is a corporation duly organized, validly existing, and in good standing under the laws of California; has the power and authority to own and use the Assets and to carry on the Business as it is now conducted; and is qualified to do business in each jurisdiction wherein the conduct of the Business makes such qualification necessary. Seller has the full corporate power, right, and authority to make, execute, deliver, and perform this Agreement, and to take all steps and to do all things necessary and appropriate to consummate the transactions contemplated herein. The execution, delivery, and performance of this Agreement have been duly authorized by all necessary corporate action on the part of Seller and will not contravene or violate or constitute a breach of the terms of Seller's Articles of Incorporation or By-laws.

                 (b) Binding Obligation - Seller. This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid, and binding obligation of Seller in accordance with its terms. The execution, delivery, and performance of the Agreement will not conflict with, result in a breach of, or entitle any party to terminate or call a default under any contract, instrument, judgment, order, decree, law, rule, or regulation applicable to Seller or by which Seller is bound.

                 (c) Binding Obligation - Principal. This Agreement constitutes the legal, valid and binding obligation of Principal enforceable against Principal in accordance with its terms. The execution, delivery and performance of the Agreement will not conflict with, result in a breach of, or entitle any party to terminate or call a default under any contract, instrument, judgment, order, decree, law, rule or regulation applicable to Principal or by which Principal is bound.

                 (d) Shareholders. All of the issued and outstanding shares of stock of Seller are owned by the shareholders listed on Schedule 10(d) attached hereto and made a part hereof (the "Shareholders"), and except as set forth on
Schedule 10(d), there are no warrants, options or any other documents or instruments in existence or effect which give any other person or entity the right, contingent or otherwise, to purchase any shares of Seller's stock from Seller or Principal.

                 (e) Consents. No consent of any party to any contract or arrangement to which Seller or Principal is a party, by which Seller or Principal is bound, or to which the Business is subject is required for the execution, consummation, or performance of this Agreement. No authorization, approval, or consent of, and no registration or filing with, any governmental or regulatory official, body, or authority is required in connection with the execution, delivery, or performance of this Agreement by Seller or Principal.

                 (f) Litigation. There are no actions, suits, proceedings, orders, investigations, or claims pending or threatened, against or relating to Seller, the Assets, the Business, or that would affect this Agreement, or, that if adversely determined, could have a material adverse affect on Seller or the Business, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and there is no basis for any of the foregoing.

                 (g) Taxes. Seller has delivered to Buyer the federal income tax return of Seller for the year ended December 31, 1993. All federal, state, local, and other returns and reports which are required to be filed by Seller have been filed, and all taxes indicated thereon as being payable, and all assessments, interest, and penalties levied thereon have been paid by Seller for all periods up through and including the Effective Date. No tax return of Seller is currently under audit by any taxing authority. Seller has withheld all amounts required by law to be withheld from payments made by it as of the Effective Date and has remitted such amounts to the appropriate authorities within the times required by law.

                 (h) Books and Records. The books and accounts and other corporate records of Seller relating to the Business and the Assets are complete and correct in all material respects, and all material transactions of Seller have been accurately recorded therein.

                 (i) Compliance with Laws. Seller is in compliance with all existing requirements of federal, state, and local laws, regulations and ordinances, and all existing requirements of all governmental bodies or agencies having jurisdiction over it and relating to Seller or the operation of the Business. Seller has not violated any laws relating to pollution or protection of the environment. There are no pending or, to the best of Seller's knowledge, threatened lawsuits or administrative proceedings against Seller that may affect Seller or the Business regarding environmental compliance, control or liability.

                 (j) Financial Statements. Seller has delivered to Buyer the financial statements of Seller for the 11-month period ending November 30, 1994 and, in a memo to Buyer dated November 30, 1994 accompanying the 11-month financial statements, certain pro forma statements of Seller for the 11-month period ending November 30, 1994 (collectively the "Financial Statements"). The Financial Statements are true, correct and complete in all respects, and fairly and accurately present the financial condition of Seller as of the date thereof and the results of Seller's operations for the period described therein under accounting principles consistently applied in previous years. Since November 30, 1994 Seller has operated the Business only in the ordinary course; there has been no material adverse change in the financial condition, results of operation, assets, business operations, future prospects known to Seller or Principal, or liabilities of the Seller or the Business. There are no liabilities of Seller, long-term or short-term, contingent or otherwise, as of the Effective Date, which are not set forth in the Financial Statements. No liabilities have been incurred since November 30, 1994 other than in the normal course and which have not been recorded in Seller books and records. Seller has previously provided Buyer various estimates of business conditions and prospects respecting the Business for 1994 (the "Informal Estimates"). The Financial Statements supersede all such Informal Estimates, and Seller and Principal hereby expressly disclaim any representations or warranties regarding any such Informal Estimates.

                 (k) Counselling Contracts. Schedule 1(b) contains a complete list of all of Seller's counselling contracts and all candidates being counselled under such counselling contracts as of the date hereof, which list will be updated in full by Seller on the Closing Date. All counselling contracts are in good standing, and Seller is not in default or breach of, and there exists no event or state of facts which, after the giving of notice, the passage of time or both, would constitute a default or breach under any of the counselling contracts. Seller has not transferred, assigned, or granted any interest in or agreed to transfer, assign, or grant any interest in any of the counselling contracts to any party. Seller is not aware of any fact, event or circumstances that would cause a disruption in Seller's relations or business prospects with any of its clients. Seller has delivered, or at or prior to the Closing will deliver to Buyer true and correct copies of the current counselling contracts.

                 (l) Leases. Schedule 1(f) contains a true and complete schedule of all of the Leases, listing for each of the Leases the name and address of the lessor, the amount of payments due annually, and a description of the leased premises or equipment and its location. Seller has paid all amounts due and is not in default under any of the Leases, and there exists no condition or event which, with the passage of time, the giving of notice or both, will constitute a default under any such Lease. The Leases are the sole leases of interests in real property or personal property relating to Seller or the Business or to which Seller is a party. The Leases may be assigned to Buyer without the consent of any third party, or Seller has obtained or will obtain, prior to the Closing, the necessary consents to authorize such assignment to Buyer. Seller has delivered, or at or prior to the Closing will deliver, to Buyer true and correct copies of the Leases.

                 (m) Equipment. All of the Equipment is listed on Schedule 1(g), which list shall be updated in full by Seller on the Closing Date, and all such Equipment is in good operating condition and repair, subject to normal wear and tear, is usable in the regular and ordinary course of business, and conforms to all applicable laws, ordinances, codes, rules, and regulations relating to its use and operation.

                 (n) Names. Schedule 1(i) contains complete list of all of the Names used or held by Seller for use by Seller in the conduct of the Business. The Names do not infringe upon the fictitious names, corporate names, trade names, trademarks, service marks, business styles, or other proprietary rights or property of any other party, no other party is infringing upon the Names, and no such infringement has been alleged, either by or against Seller. Seller and Principal will not, from and after the Closing Date, collectively or individually, use any of the Names, or any names similar thereto, except as an employee, consultant or other agent of Buyer.

                 (o) Assets. The Assets include all material rights and property necessary to the conduct of the Business by Buyer in the manner it is currently conducted by Seller. Seller owns all of the Assets free and clear of all liens, claims, security interests, and encumbrances of any kind whatsoever.

                 (p) Employees. Schedule 10(p) attached hereto and made a part hereof contains a true and correct list of all of Seller's employees, their current compensation, including all anticipated bonuses and incentive payments, and the date and amount of their last compensation increase. Except as disclosed on Schedule 10(p), no Employee has received an increase in compensation or has been granted participation in a bonus or incentive payment plan within the past three months, and no such increase or grant of participation was made except in the ordinary course. Except as disclosed on Schedule 10(p), as of the Effective Date, no present or former employee of Seller shall be entitled to any retirement pay or retirement benefits of any kind. Except as disclosed on
Schedule 10(p) Seller is not a party to any contract with any labor union, or any bonus, pension, profit sharing, retirement, insurance, deferred compensation plan or other plan providing for benefits to employees of Seller for which Buyer shall become obligated to make payments or become otherwise liable. Seller does not now maintain or make contributions to and has not, at any time in the past, maintained or made contributions to (i) any employee benefit plan which is subject to the minimum funding requirements of ERISA, or (ii) any multi-employer plan subject to the terms of the Multi-Employer Pension Amendment Act of 1980.

                 (q) Insurance Policies. Schedule 10(q) contains a schedule of all insurance policies owned or maintained by Seller insuring or relating to the Assets or the Business. Said list includes policy numbers, identity of insurers, and a brief description of the nature of insurance included in each such policy. All said insurance policies are in full force and effect, and all premiums thereunder have been paid through the Effective Date. Seller will continue to maintain such insurance coverage in full force and effect through the Closing Date. Seller has delivered, or at or prior to the Closing will deliver to Buyer true and correct copies of said insurance policies.

                 (r) No Bulk Sale. No provision contained in the California Uniform Commercial Code - Bulk Transfers, or any other California law applicable to or triggered by the bulk transfer of assets, is applicable to the transactions contemplated by this Agreement.

                 (s) Business; Competition. Seller is not presently conducting, and has not in the past conducted, any business other than the Business. To the best knowledge of Seller and Principal, no Shareholder or Employee, or any affiliate of any of them, nor any person with whom any of them does not act at arm's length, has any direct or indirect interest in any business competitive with the Business.

                 (t) No Misrepresentations. No statement made by Seller or Principal in any representation, warranty, or covenant made by Seller and/or Principal to Buyer in this Agreement, or in any other document furnished by Sellers to Buyer in connection with the transaction contemplated hereby, contains any untrue statement of material fact, or omits to state a material fact required to be stated to make such statement, in light of the circumstances in which such statement was made, not misleading. Notwithstanding the foregoing, Seller and Principal make no representation or warranty regarding the Informal Estimates.

                 (u) Accuracy at Closing. Seller's representations and warranties contained in this Agreement will be accurate, true and complete and correct in all material respects on and as of the Closing Date as though made at such date in identical language.

         11. Representations and Warranties of Buyer. Buyer hereby unconditionally represents and warrants to Seller as follows:

                 (a) Corporate Organization; Authority. Buyer is a corporation duly organized and validly subsisting under the laws of Pennsylvania and has the power and authority to own the Assets and conduct the Business. Buyer has the full corporate power, right and authority to make, execute, deliver and perform this Agreement, and to take all steps and to do all things necessary and appropriate to consummate the transactions contemplated herein. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of Buyer and will not contravene or violate or constitute a breach of the terms of Buyer's Articles of Incorporation or By-laws.

                 (b) Binding Obligation. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer in accordance with its terms. The execution, delivery and performance of the Agreement will not conflict with, result in a breach of, or entitle any party to terminate or call a default with respect to any contract, instrument, judgment, order, decree, law, rule or regulation applicable to Buyer or by which Buyer is bound.

                 (c) Consents. No consent of any party to any contract or arrangement to which Buyer is a party or by which it is bound is required for the execution, consummation or performance of this Agreement. No authorization, approval or consent of, and no registration or filing with, any governmental or regulatory official, body or authority is required in connection with the execution, delivery or performance of this Agreement by Buyer.

                 (d) Litigation. There are no actions, suits, proceedings, orders, investigations, or claims pending or threatened, against or relating to Buyer that would affect this Agreement, or, if adversely determined, could have a material adverse affect on Buyer, at law or in equity, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and there is no basis for any of the foregoing.

                 (e) No Misrepresentations. No statement made by Buyer in any representation, warranty or covenant made by Buyer to Seller in this Agreement, or in any other document furnished by Buyer to Seller in connection with the transaction contemplated hereby, contains any untrue statement of material fact, or omits to state a material fact required to be stated to make such statement, in light of the circumstances in which such statement was made, not misleading.

                 (f) Accuracy at Closing. Buyer's representations and warranties contained in this Agreement will be accurate, true and complete, and correct in all material respects on and as of the Closing Date as though made at such date in identical language.

         12. Employment; Key person Insurance - Principal.

                 (a) Buyer shall employ Principal, as of the Effective Date, as Managing Principal of the Business pursuant to Principal's Employment Agreement, executed by Buyer and Principal at or prior to the Closing.

                 (b) Buyer shall, at its sole option and expense (i) procure, maintain, be named the owner and beneficiary of one or more Key Person Life Insurance Policies with a total face amount of $2,500,000 on the life of Principal, or take assignment from Seller of any and all Key Life Insurance Policies on the Life of Principal owned by Seller. Principal shall cooperate fully by performing all the requirements of any life insurance company issuing such a policy which are conditions to the issuance of such a policy, and Seller and Principal shall cooperate fully by, at Buyer's request pursuant to this
Section 12, causing the insurance companies that issued the existing Key Life Insurance Policies on the life of Principal owned by Seller to transfer such policies to Buyer. Buyer will prorate life insurance premiums as of the Effective Date with Seller or any other person assigning a life insurance policy to Buyer under this Section 12(b).

         13. Conditions to Obligation of Buyer. Buyer's obligation to consummate the transaction contemplated by this Agreement is subject to the satisfaction and fulfillment at or before the date of Closing of each of the following conditions:

                 (a) Representations and Warranties True at Closing. All representations and warranties of Seller and Principal made in or pursuant to this Agreement shall be true and correct, in all material respects, at and as of the Closing with the same force and effect as though made at and as of the Closing, and Seller shall have performed, observed and complied in all material respects with all the obligations and conditions required by this Agreement to be performed, observed or complied with at or prior to the Closing; and Buyer shall have received, at Closing, a certificate to such effect from the Chief Executive Officer of Seller and from Principal in form and substance reasonably satisfactory to Buyer.

                 (b) Key Person Insurance. Buyer shall have obtained Key Person Insurance on the life of Principal in a face amount of $2,500,000.

                  (c) Performance of Agreements and Conditions. Seller shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed and complied with by it prior to or at the Closing.

                 (d) No Bankruptcy. As of the Closing Date: (i) no creditors of Seller shall have filed a petition seeking the entry of a decree or order for relief under bankruptcy or insolvency or similar laws or for liquidation or reorganization of Seller, or the appointment of a receiver, liquidator, assignee, custodian, trustee, or similar official for Seller or any of its property; (ii) Seller shall not have commenced a voluntary case under bankruptcy laws or insolvency or similar laws; and (iii) Seller shall not have consented to the appointment or taking possession by a receiver, liquidator, assignee, trustee, custodian or similar official for Seller or Seller's property.

                 (e) Deliveries. Seller shall have delivered to Buyer the following:

                     (i) Certified copies of resolutions of the Board of Directors and the shareholders of Seller authorizing the execution and delivery of this Agreement and the performance of the transactions contemplated herein.

                     (ii) Certified copy of Seller's Articles of Incorporation and By-Laws, a certificate of good corporate standing for Seller and certificates of authority evidencing Seller's qualification to do business for each jurisdiction wherein the conduct of the Business makes such qualifications necessary.

                     (iii) Possession of the Assets (or the right to obtain possession on demand) together with bills of sale, endorsements, assignments, certificates of titles and other good and sufficient instruments of sale, transfer, assignment and releases as may be necessary, appropriate or desirable and in form satisfactory to Buyer to transfer to and effectively vest good title to the Assets (i.e. free and clear of all liens, claims, security interests, and encumbrances whatsoever), to Buyer.

                     (iv) Assignments of the Leases and the consent of the lessors of the Leases to such assignments in form and substance satisfactory to Buyer, along with an estoppel certificate of each lessor stating that with such lessor's Lease is in full force and effect and no default or event which would, with notice or the passage of time (or both) constitute a default by Seller or by the lessor, has occurred or is continuing thereunder.

                     (v) Principal's Employment Agreement executed and delivered by Principal.

                     (vi) All of the Shareholder Restrictive Covenants executed and delivered by all of the Shareholders other than Principal.

                     (vii) All of the Employee Restrictive Covenants executed and delivered by the Employees listed on Schedule 6(c).

                     (viii) The opinion, dated as of the date of Closing, of Gray Cary Ware & Freidenrich, a Professional Corporation, counsel to Seller, in form and substance satisfactory to counsel for Buyer, with respect to the items set forth on Schedule 13(e)(viii) hereto.

         14. Conditions to Obligation of Seller.

              Seller's obligations to consummate the transaction contemplated by this Agreement is subject to the satisfaction and fulfillment at or before the date of Closing of each of the following conditions:

              (a) Representations and Warranties True at Closing. All representations and warranties of Buyer made in or pursuant to this Agreement shall be true and correct, in all material respects, at and as of the Closing with the same force and effect as though made at and as of the Closing, and Buyer shall have performed, observed and complied in all material respects with all the obligations and conditions required by this Agreement to be performed, observed or complied with at or prior to the Closing; and Seller shall have received, at the Closing, a certificate to such effect from an officer of Buyer in form and substance reasonably satisfactory to Seller.

              (b) Performance of Agreements and Conditions. Buyer shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed and complied with by it prior to or at the Closing.

              (c) No Bankruptcy. As of the Closing Date: (i) no creditors of Buyer shall have filed a petition seeking the entry of a decree or order for relief under bankruptcy or insolvency or similar laws or for liquidation or reorganization of Buyer, or the appointment of a receiver, liquidator, assignee, custodian, trustee, or similar official for Buyer or any of its property; (ii) Buyer shall not have commenced a voluntary case under bankruptcy laws or insolvency or similar laws; and (iii) Buyer shall not have consented to the appointment or taking possession by a receiver, liquidator, assignee, trustee, custodian or similar official for Buyer or Buyers property.

              (d) Deliveries. Buyer shall have delivered to Seller the following:

                 (i) Payment of the Cash Portion of the Purchase Price.

                 (ii) Principal's Employment Agreement executed by Buyer.

                 (iii) Certified copies of resolutions of the Board of Directors of Buyer authorizing the execution and delivery of this Agreement and the performance of the transactions contemplated herein.

                 (iv) Certified copies of Buyer's Articles of Incorporation and By-Laws and a certificate of good corporate standing of Buyer.

                 (v) The opinion, dated as of the date of Closing, of Fox, Rothschild, O'Brien & Frankel, counsel to Buyer, in form and substance satisfactory to counsel for Seller with respect to the items set forth of
Schedule 14(d)(v) hereto.

         15. Pre-Closing Covenants of Seller.

             Seller hereby covenants and agrees with Buyer that between the date hereof and the Closing Date:

                 (a) Except as contemplated by this Agreement, Seller shall not engage in any practice, take or fail to take any action, embark on any course of action, or enter into any material transaction outside the ordinary course of the operation of its Business.

                 (b) Seller will use its best efforts to preserve and maintain the Business and Assets in the same manner and condition as they exist as of the date hereof, normal wear and tear excepted.

                 (c) Seller will use its best efforts to retain its present employees and to maintain its current relationship with its customers.

                 (d) Seller will permit Buyer and its authorized agents and representatives during normal business hours to have access to and to examine the Assets and the relevant books and records of Seller and the Business, and Seller will cooperate with Buyer in its investigation of Seller, its Business and the Assets.

         16. Further Assurances.

             At the Closing and at all times thereafter, Seller shall, upon the request of Buyer execute all documents, instruments, certifications and further assurances and take all steps reasonably necessary or appropriate to implement, confirm or perfect the transactions provided under this Agreement.

         17. Indemnification.

                 (a) Seller and Principal shall jointly and severally indemnify, hold harmless and defend Buyer (and its officers and directors), from and against any and all claims, liabilities, losses, damages, costs, and expenses, including reasonable counsel fees and costs incurred in investigation (each of the foregoing being referred to herein as a "Loss") incurred or suffered by or threatened against Buyer, directly or indirectly, by reason of: (i) any breach by Seller or Principal of any of the warranties, representations, covenants or agreements made by Seller or Principal in this Agreement; (ii) any and all liabilities and obligations of, or claims against Seller not expressly assumed by Buyer hereunder; (iii) any liability arising in connection with sales, franchise, personal property, income, social security or other taxes assessed against Seller or Principal; and (iv) any and all liabilities and obligations or claims arising, or arising out of events which occurred, prior to the Closing Date, out of, or in connection with, Seller, the Business or the Assets.

                 (b) Buyer shall indemnify, hold harmless and defend Seller and Principal from and against any Loss incurred or suffered by or threatened against Seller or Principal, directly or indirectly, by reason of: (i) any breach by Buyer of any of the warranties, representations, covenants or agreements made by Buyer contained in this Agreement; and (ii) any and all liabilities and obligations or claims arising, or out of events arising, after the Closing Date out of, or in connection with, Seller, the Business or the Assets.

                 (c) As soon as reasonably practical (but in no event later than twenty days) after receipt by a party hereto (the

"Indemnitee") of notice of any Loss, in respect of which the other party may be liable under this Section 17, the Indemnitee shall give notice thereof to the other party obligated to provide indemnification hereunder (the "Indemnifying Party"). The Indemnitee may at its option claim indemnity under this Section 17 as soon as a claim has been threatened by a third party, regardless of whether an actual Loss has been suffered, so long as the Indemnitee shall in good faith determine that such claim is not frivolous and that the Indemnitee (or any director or officer of the Indemnitee) may be liable or otherwise incur a Loss as a result thereof and shall give notice of such determination to the Indemnifying Party. The Indemnitee shall permit the Indemnifying Party, at its option and expense, to assume the defense of any such claim by counsel satisfactory to the Indemnitee and to settle or otherwise dispose of the same, provided that the Indemnitee may at all times, and at its expense, participate in such defense, and provided, further, that the Indemnifying Party shall not, in defense of any such claim, except with the prior written consent of the Indemnitee, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff in question to the Indemnitee and its affiliates a release of all liabilities in respect of such claims, or that does not result only in the payment of money damages by the Indemnifying Party.

                 (d) Failure by an Indemnitee to give prompt notice to an Indemnifying Party specified in Section 17(c) above shall not release, waive, or otherwise affect the Indemnifying Party's obligation to indemnify hereunder except to the extent that the Indemnifying Party can demonstrate actual loss and prejudice as a result of such failure.

         18. Right of Offset.

                 (a) In addition to any other remedy available to Buyer against Seller and Principal hereunder or under any law or otherwise for any Loss, Buyer shall be entitled to offset against any and all amounts payable hereunder by Buyer to Seller, the amount of any Loss (i) incurred by Buyer, (ii) threatened in writing against Buyer by a Third Party (hereinafter defined), (iii) or threatened against Buyer as a result of a breach by Seller or Principal of the Restrictive Covenants set forth in Section 8 hereof.

                 (b) In addition to any other remedy available to Seller or Principal against Buyer hereunder or under any law or otherwise for any Loss, Seller or Principal, as the case may be, shall be entitled to offset against any and all amounts payable hereunder by Seller to Buyer, the amount of any Loss (i) incurred by Seller or Principal, or (ii) threatened in writing against Seller or Principal.

                 (c) For the purposes of this Section 18, a Third Party shall mean any person or entity other than Buyer or any subsidiary of Buyer. In the event that the Third Party threatening a Loss is a person or entity other than a governmental department or agency, then in order for Buyer to be able to offset pursuant to the foregoing Section 18(a)(ii), Buyer must be threatened in writing by counsel to such Third Party.

                 (d) Monies offset hereunder shall be held in escrow in an institution in an interest bearing account insured (to the extent permitted by law) by the Federal Deposit Insurance Corporation, or successor thereto, or in some other mutually agreeable manner with some other mutually agreeable entity serving as escrow agent, pending a final resolution, in the form of a final, non-appealable, judgment of a court of competent jurisdiction or other final resolution, such as a court approved or mutually agreeable (between the parties hereto) settlement, with respect to such Loss. Interest earned on the funds held in the escrow account will be payable to the recipient of the escrowed funds.

         19. Survival of Representations.

             All representations and warranties made by the parties herein and pursuant hereto shall survive the Closing and expire upon the third anniversary of the Effective Date unless a claim is brought thereon by Buyer, Seller or Principal, as the case may be, prior to such third anniversary.

         20. Expenses; Sales and Transfer Taxes.

             The parties hereto shall bear their own respective expenses, including legal and accounting fees, incident to the preparation and carrying out of this Agreement. Buyer and Seller will jointly pay, in equal shares, any sales, transfer or privilege taxes and duties due upon or with respect to the transactions under this Agreement, if any.

         21. Miscellaneous.

                 (a) Notices. All notices, demands and other communications to be made hereunder ("Notice") shall be given in writing and shall be deemed to have been duly given if personally delivered or sent by certified or registered mail, postage prepaid, return receipt requested, to the other party at the following address (or to such other address as may be given by Notice by any party):

                  If to Buyer:        Right Management Consultants, Inc.
                                      1818 Market Street, 14th Floor
                                      Philadelphia, PA  19103-3614
                                      Attention: President
                  with copy to:       Theodore A. Young, Esquire
                                      Fox, Rothschild, O'Brien & Frankel
                                      2000 Market Street, 10th Floor
                                      Philadelphia, PA  19103-3291

                  If to Seller:       Worth Associates, Inc.
                                      19925 Stevens Creek Blvd.
                                      Suite 174
                                      Cupertino, CA  95014

                  If to Principal:    Robert A. Fish
                                      c/o Worth Associates, Inc.
                                      19925 Stevens Creek Blvd.
                                      Suite 174
                                      Cupertino, CA  95014

                  With copy to:       Marvin Meisel, Esquire
                                      Gray Cary Ware & Freidenrich
                                      400 Hamilton Avenue
                                      Palo Alto, CA  94301

Notice shall be deemed effective, if personally delivered, when delivered, and if mailed, at midnight on the third business day after deposit in the U.S. mail.

                 (b) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

                 (c) Governing Law. This Agreement has been made, executed and delivered in, and is to be governed, construed and enforced in accordance with the laws of Pennsylvania, without regard to any conflict of law provisions.

                 (d) Headings. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

                 (e) Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior written and oral negotiations, agreements and writings, except with respect to certain issues related to the transactions contemplated hereby addressed in a letter from Buyer to Seller dated of even date herewith and delivered by Buyer and acknowledged by Seller at the Closing.

                 (f) Modification. This Agreement may be amended, superseded, terminated or extended, and the terms hereof may be waived, only by a written instrument signed by all of the parties or, in the case of a waiver, signed by the party waiving compliance.

                 (g) Preservation of Rights. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

                 (h) Provisions Severable. The provisions of this Agreement are independent of and severable from each other. No provisions will be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any one or more of any of the provisions hereof may be invalid or unenforceable in whole or in part.

                 (j) Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.


                                      RIGHT MANAGEMENT CONSULTANTS, INC.


                                      By: /s/ G. Lee Bohs
                                          ______________________________
                                          G. Lee Bohs, Senior Vice
                                          President and Chief Financial
                                          Officer



                                      WORTH ASSOCIATES, INC.


                                      By: /s/ Robert A. Fish
                                         ______________________________
                                          Robert A. Fish, President


                                      /s/ Robert A. Fish
                                      ______________________________
                                      ROBERT A. FISH